Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), dated                      is made by and between Netlist, Inc., a Delaware corporation (the “Company”), and                        (the “Indemnitee”).

RECITALS

A.                                    The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors and officers of the Company and its subsidiaries and wishes to indemnify its directors and officers to the maximum extent permitted by law;

B.                                    The Company and Indemnitee recognize that corporate litigation in general has subjected directors and officers to expensive litigation risks;

C.                                    Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

D.                                    Individuals considering service or presently serving expect to be extended market terms of indemnification commensurate with their position; and

E.                                     In order to induce Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company, the Company and Indemnitee desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and sufficient consideration, Indemnitee and the Company hereby agree as follows:

1.                                      Definitions.  As used in this Agreement:

(a)                                 “Agent” means any person who is or was a director or officer of the Company or a subsidiary of the Company.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  A “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the

Exchange Act), directly or indirectly, of securities of the Company representing a majority of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

(d)                                 “Expenses” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

(e)                                  “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to or arising from Indemnitee’s service as an Agent of the Company.

(f)                                   “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in relevant matters of corporation law and neither currently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to or witness in the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)                                  “Proceeding” means any threatened, pending, or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether formal or informal, civil, criminal, administrative, or investigative, including any such investigation or proceeding instituted by or on behalf of the Company or its Board, in which Indemnitee is or reasonably may be involved as a party or target, that is associated with Indemnitee’s being an Agent of the Company.

(h)                                 “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.                                      Agreement to Serve.  Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent of the Company, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or other service by Indemnitee.

3.                                      Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance (“D&O Insurance”), the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

4.                                      Mandatory Indemnification.  Subject to the terms of this Agreement:

(a)                                 Third Party Actions.  If Indemnitee is a person who was or is a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against any and all Expenses, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement)  actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful. In accordance with Section 6(a), the Company shall provide indemnification pursuant to this Section 4 as soon as practicable, but in no event later than 30 days after it receives written demand from the Indemnitee.

(b)                                 Derivative Actions.  If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this Section 4(b) shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the Delaware Court of Chancery or such other court shall deem proper.

(c)                                  Actions where Indemnitee is Deceased.  If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding Indemnitee is deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent Indemnitee would have been entitled to indemnification pursuant to this Agreement were Indemnitee still alive.

(d)                                 Certain Terminations.  The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(e)                                  Limitations.  Notwithstanding the foregoing provisions of Sections 4(a), 4(b), 4(c) and 4(d) hereof, but subject to the exceptions set forth in Sections 13 and 14 which shall control, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever for which payment (and the Company’s indemnification obligations under this Agreement shall be reduced by such payment) is actually made to or on behalf of Indemnitee, by the Company or otherwise, under an insurance policy, or under a valid and enforceable indemnity clause, right, by-law, or agreement, and, in the event the Company has previously made a payment to Indemnitee for an Expense or liability of any type whatsoever for which payment is actually made to or on behalf of the Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, by-law or agreement, Indemnitee shall return to the Company the amounts subsequently received by the Indemnitee from such other source of indemnification.

(f)                                   Witness.  In the event that Indemnitee is not a party or threatened to be made a party to a Proceeding, but is subpoenaed (or given a written request to be interviewed by a government authority) in such a Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything witnessed or allegedly witnessed by the Indemnitee in that capacity, the Company shall indemnify the Indemnitee against all actually and reasonably incurred out of pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) incurred by Indemnitee in responding to such subpoena or written request for an interview.  As a condition to this right, Indemnitee must:  a) provide prior notice to the extent practicable identifying the nature of such out of pocket costs (though the failure to provide such notice shall not abrogate Indemnitee’s rights unless and to the extent that Company is actually prejudiced), and b) provide documentation of such out of pocket costs and any reasonable information relating thereto as may be requested by Company.

5.                                      Indemnification for Expenses in a Proceeding in Which Indemnitee is Wholly or Partly Successful.

(a)                                 Successful Defense.  Notwithstanding any other provisions of this Agreement, to the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

(b)                                 Partially Successful Defense.  Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.

(c)                                  Dismissal.  For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)                                 Contribution.  If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than statutory limitations or other applicable law, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), solely to the extent allowed by applicable law, the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

6.                                      Mandatory Advancement of Expenses.

(a)                                 Subject to the terms of this Agreement and following notice pursuant to Section 7(a) below, the Company shall advance all Expenses reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent of the Company (unless there has been a final determination that Indemnitee is not entitled to indemnification for such Expenses).  By execution of this Agreement, Indemnitee agrees to repay the amount advanced only in the event and to the extent that it shall ultimately be determined that Indemnitee is not entitled to indemnification by the Company to the extent set forth in this agreement and under Delaware law.  Such advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan.  Such advancement of Expenses shall otherwise be unsecured and without regard to Indemnitee’s ability to repay.  The advances to be made hereunder shall be paid by the Company to Indemnitee within 30 days following delivery of a written request therefore by Indemnitee to the Company, along with such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement (which shall include without limitation detailed invoices for legal services).  The Company shall discharge its advancement duty by, at its option, (a) paying such Expenses on behalf of Indemnitee, (b) advancing to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimbursing Indemnitee for Expenses already paid by Indemnitee.  In the event that the Company fails to pay Expenses as incurred by Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief (including without limitation specific performance) from any court having jurisdiction to require the Company to pay Expenses as set forth in this paragraph.  If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

(b)                                 Undertakings.  Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which constitutes an undertaking whereby Indemnitee promises to repay any amounts advances in the event there shall be a final determination that Indemnitee is not entitled to indemnification by the Company.  No other undertaking shall be required unless required by Delaware law.

7.                                      Notice and Other Indemnification Procedures.

(a)                                 Notice by Indemnitee.  Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof.  Failure to provide such notice shall not abrogate Indemnitee’s rights unless and to the extent that Company is actually prejudiced.

(b)                                 Insurance.  If the Company receives notice pursuant to Section 7(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c)                                  Defense.  In the event the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of the Company’s election so to do.  After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that: (i) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense; and (ii) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Company’s expense if (A) the Company has authorized the employment of counsel by Indemnitee at the expense of the Company; (B) Indemnitee shall have reasonably concluded based on the written advice of Indemnitee’s legal counsel that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense; or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.  In addition to all the requirements above, if the Company has D&O Insurance, or other insurance, with a panel counsel requirement that may cover the matter for which indemnity is claimed by Indemnitee, then Indemnitee shall use such panel counsel or other counsel approved by the insurers, unless there is an actual conflict of interest posed by representation by all such counsel, or unless and to the extent Company waives such requirement in writing.  Indemnitee and its counsel shall provide reasonable cooperation with such insurer on request of the Company.

8.                                      Right to Indemnification.

(a)                                 Right to Indemnification.  In the event that Section 5(a) is inapplicable, the Company shall indemnify Indemnitee pursuant to this Agreement unless, and except to the extent that, it shall have been determined by one of the methods listed in Section 8(b) that Indemnitee has not met the applicable standard of conduct required to entitle Indemnitee to such indemnification.

(b)                                 Determination of Right to Indemnification.  A determination of Indemnitee’s right to indemnification under this Section 8 shall be made at the election of the Board by (i) a majority vote of directors who are not parties to the Proceeding for which indemnification is being sought, even though less than a quorum, or by a committee consisting of directors who are not parties to the Proceeding for which indemnification is being sought, who, even though less than a quorum, have been designated by a majority vote of the disinterested directors, or (ii) if there are no such disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.  However, in the event there has been a Change in Control, then the determination shall, at Indemnitee’s sole option, be made by Independent Counsel as in (b)(ii), above, with Indemnitee choosing the Independent Counsel subject to Company’s consent, such consent not to be unreasonably withheld.

(c)                                  Submission for Decision.  As soon as practicable, and in no event later than 30 days after Indemnitee’s written request for indemnification, the Board shall select the method for determining Indemnitee’s right to indemnification.  Indemnitee shall cooperate with the person or persons or entity making such determination with respect to Indemnitee’s right to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.

(d)                                 Application to Court.  Subject to any restrictions of DGCL 145(k), if (i) a claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) the advancement of Expenses is not timely made pursuant to Section 6 of this Agreement or (iii) payment of indemnification is not made pursuant to Section 5 of this Agreement, Indemnitee shall have the right to apply to the Delaware Court of Chancery, the court in which the Proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing Indemnitee’s right to indemnification (including the advancement of Expenses) pursuant to this Agreement.

(e)                                  Expenses Related to the Enforcement or Interpretation of this Agreement.  The Company shall indemnify Indemnitee against all reasonable Expenses incurred by Indemnitee in connection with any hearing or proceeding under this Section 8 involving Indemnitee, and against all reasonable Expenses incurred by Indemnitee in connection with any other proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, if and to the extent Indemnitee is successful.

(f)                                   In any proceeding to determine Indemnitee’s right to indemnification or advancement, Indemnitee shall be presumed to be entitled to indemnification or advancement, with the burden of proof on the Company to prove, by a preponderance of the evidence that Indemnitee is not so entitled.

(g)                                  To the full extent allowed by applicable law, Indemnitee shall be fully indemnified for those matters where, in the performance of his duties for the Company, he relied in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person as to matters Indemnitee reasonably believed were within such other person’s professional or expert competence and who was selected with reasonable care by or on behalf of the Company.

9.                                      Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:

(a)                                 Claims Initiated by Indemnitee.  To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee, with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the Proceeding is brought pursuant to Section 8 specifically to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 in advance of a final determination, in which case 8(e)’s fees-on-fees provision shall control;

(b)                                 Fees on Fees.  To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent Indemnitee is not successful in such a Proceeding;

(c)                                  Unauthorized Settlements and Judgments.  To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld, or to indemnify Indemnitee for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action;

(d)                                 Claims Under Section 16(b).  To indemnify Indemnitee for Expenses associated with any Proceeding related to, or the payment of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law (provided, however, that the Company must advance Expenses for such matters as otherwise permissible under this Agreement); or

(e)                                  Payments Contrary to Law.  To indemnify or advance Expenses to Indemnitee for which payment is prohibited by applicable law

10.                               Non-Exclusivity.  The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while occupying Indemnitee’s position as an Agent of the Company.  Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

11.                               Permitted Defenses.  It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 6 hereof, provided that the required documents have been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 9 hereof.  Neither the failure of the Company (including its Board) or an Independent Counsel to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board) or an Independent Counsel that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

12.                               Subrogation.  In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under any insurance policy or any other indemnity agreement covering Indemnitee, who shall execute all documents reasonably required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the Company or its designee to the extent of such indemnification or advancement of Expenses.  With regard to Fund Indemnitors, however, Section 13 shall control over this section.

13.                               Primacy of Indemnification.  The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses or liability insurance provided by a third-party investor and certain of its affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees that (i) it is the indemnitor of first resort, i.e., its obligations to Indemnitee under this Agreement and any indemnity provisions set forth in its Certificate of Incorporation, Bylaws or elsewhere (collectively, “Indemnity Arrangements”) are primary, and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee is secondary and excess, (ii) it shall advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of Indemnitee, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind arising out of or relating to any Indemnity Arrangement.  The Company further agrees that no advancement or indemnification payment by any Fund Indemnitor on behalf of Indemnitee shall affect the foregoing, and the Fund Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 13.

14.                               Personal Insurance.  The Company shall not require that any insurance policy solely in the name of Indemnitee and/or their spouse or domestic partner (and their heirs, estate, and any trusts or other personal investment vehicles) (“Personal Insurance”) contribute or pay any advancement or indemnification to Indemnitee in lieu of any overlapping advancement or indemnification obligation of Company under this Agreement or applicable law.  With regard to such Personal Insurance, Company agrees its obligations to Indemnitee are primary and Personal Insurance is excess.  If requested by Indemnitee, Company shall reimburse Personal Insurance to the extent that there are overlapping obligations of Company and Personal Insurance to Indemnitee, and Personal Insurance has paid Indemnitee first.  To the extent allowed by Company’s insurance, on behalf of such insurers Company waives all rights of contribution that may exist against such Personal Insurance.

15.                               Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

16.                               Consent and Waiver by Third Parties.  The Indemnitee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary for his or her employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party.  The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

17.                               Survival of Rights.

(a)                                 All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

(b)                                 The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

18.                               Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent permitted by law.

19.                               Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

20.                               Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21.                               Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours.  Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

22.                               Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.  This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the General Corporation Law of Delaware.

23.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

The parties hereto have entered into this Agreement, including the undertaking contained herein, effective as of the date first above written.

Indemnitee:	The Company:
Netlist, Inc.

By:	By:

Name:
Print Name:	Title:

Address: